Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2023

Results impacted by continued macro challenges and new program launch inefficiencies

CHARLOTTE, N.C., May 4, 2023 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that manufactures high-precision components and assemblies, today reported its financial results for the first quarter ended March 31, 2023.
Warren Veltman, President and Chief Executive Officer, said, “Our first quarter results were adversely impacted by reduced production volumes resulting from decreases in residential and commercial construction and the end of COVID-19 restrictions in China. Customers have also reduced inventory levels to buffer against future volume uncertainty further impacting volumes. From an operational perspective, we continued to experience product launch inefficiencies within our Mobile Solutions group. While we are disappointed with our financial results at the start of the year, we significantly improved free cash flow performance in comparison to a year ago, and our liquidity position remains solid. We remain on plan with cost improvements associated with our facility closures and have taken action to further improve our cost structure through a 10% global reduction of indirect labor that will begin to benefit our results in the second quarter.”

First Quarter GAAP Results
Net sales were $127.1 million, a decrease of 0.8% from the first quarter of 2022, primarily due to reduced volume and unfavorable foreign exchange impacts, partially offset by ongoing pricing actions.

Loss from operations was $7.1 million compared to a loss from operations of $3.4 million in the first quarter of 2022. The increase in loss from operations was primarily driven by lower volume and operating inefficiencies, partially offset by pricing in excess of inflation.

Income from operations for Power Solutions was $1.7 million compared to income from operations of $0.4 million for the same period in 2022. Loss from operations for Mobile Solutions was $3.3 million compared to income from operations of $2.0 million for the same period in 2022.

Net loss was $10.2 million compared to net loss of $3.3 million for the same period in 2022. The increase in net loss can be attributed to reduced sales volume, decreased income from the China joint venture due to lower sales volume, and unfavorable overhead absorption, partially offset by pricing in excess of inflation.
First Quarter Adjusted Results
Adjusted loss from operations for the first quarter of 2023 was $0.4 million compared to adjusted income from operations of $2.7 million for the same period in 2022. Adjusted EBITDA was $8.1 million, or 6.4% of sales, compared to $13.4 million, or 10.5% of sales, for the same period in 2022. Adjusted net loss was $5.7 million, or $0.12 per diluted share, compared to adjusted net loss of $0.2 million, or $0.00 per diluted share, for the same period in 2022.
Free cash flow was a use of cash of $3.7 million compared to a use of cash of $9.4 million for the same period in 2022.
Power Solutions
Net sales for the first quarter of 2023 were $49.1 million compared to $52.0 million in the first quarter of 2022, a decrease of 5.7% or $2.9 million. The decrease in sales was primarily due to reduced volume, related to the slowing of residential and commercial construction activity, inventory resets, and the impact of plant closures on aerospace and defense sales, partially offset by price. Adjusted income from operations was $5.5 million compared to adjusted income from operations of $5.2 million in the first quarter of 2022. The increase in adjusted income from operations was primarily due to premium pricing during closure of the Irvine facility, partially offset by reduced volumes and unfavorable overhead absorption.

Mobile Solutions
Net sales for the first quarter of 2023 were $78.0 million compared to $76.1 million in the first quarter of 2022, an increase of 2.6% or $1.9 million. The increase in sales was primarily due to increased pricing, partially offset by reduced volume and unfavorable foreign exchange effects. Adjusted loss from operations was $0.8 million compared to adjusted income from operations of $3.0 million in the first quarter of 2022. The decrease in adjusted income from operations was primarily driven by volume reductions, the impact of reduced income from the China joint venture due to lower volume, unrecovered inflation and inefficiencies at two specific facilities.

2023 Outlook
Based on results for the first quarter, as well as expectations for the remainder of the year, the Company has revised its expectations for financial results for the full year as follows:

◦Revenue in the range of $515 million to $545 million;
◦Adjusted EBITDA in the range of $47 million to $57 million; and
◦Free cash flow in the range of $7 to $17 million.

Free cash flow outlook includes estimated cash outflows for severance, settlement, and facility closure costs of ~$7 million but does not include the CARES Act tax refund of ~$11 million due to uncertain timing.

Conference Call
NN will discuss its results during its quarterly investor conference call on May 5, 2023, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789, Conference ID: 10176815. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until May 5, 2024.

NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.

The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and Asia.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,”, “will” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, including the COVID-19 pandemic, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, and the availability of labor; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should be not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
(616) 258-5766

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2023	2022
Net sales	$127,088	$128,067
Cost of sales (exclusive of depreciation and amortization shown separately below)	108,421	104,578
Selling, general, and administrative expense	13,165	13,454
Depreciation and amortization	11,516	11,429
Other operating expense, net	1,061	2,026
Loss from operations	(7,075)	(3,420)
Interest expense	4,288	3,439
Other income, net	(2,208)	(2,996)
Loss before provision for income taxes and share of net income from joint venture	(9,155)	(3,863)
Provision for income taxes	(1,301)	(1,531)
Share of net income from joint venture	281	2,092
Net loss	$(10,175)	$(3,302)
Other comprehensive income:
Foreign currency transaction gain	1,840	2,600
Interest rate swap:
Change in fair value, net of tax	(230)	1,187
Reclassification adjustment for losses (gains) included in net loss, net of tax	(468)	34
Other comprehensive income	$1,142	$3,821
Comprehensive income (loss)	$(9,033)	$519
Basic net loss per common share:
Net loss per common share	$(0.29)	$(0.13)
Weighted average common shares outstanding	45,309	44,594
Diluted net loss per common share:
Net loss per common share	$(0.29)	$(0.13)
Weighted average common shares outstanding	45,309	44,594

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$10,545	$12,808
Accounts receivable, net	80,003	74,129
Inventories	81,778	80,682
Income tax receivable	12,087	12,164
Prepaid assets	7,076	2,794
Other current assets	9,016	9,123
Total current assets	200,505	191,700
Property, plant and equipment, net	194,513	197,637
Operating lease right-of-use assets	46,280	46,713
Intangible assets, net	69,327	72,891
Investment in joint venture	32,212	31,802
Deferred tax assets	102	102
Other non-current assets	4,334	5,282
Total assets	$547,273	$546,127
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$49,975	$45,871
Accrued salaries, wages and benefits	14,251	11,671
Income tax payable	560	926
Current maturities of long-term debt	6,258	3,321
Current portion of operating lease liabilities	5,008	5,294
Other current liabilities	15,288	11,723
Total current liabilities	91,340	78,806
Deferred tax liabilities	6,064	5,596
Long-term debt, net of current portion	146,228	149,389
Operating lease liabilities, net of current portion	50,710	51,411
Other non-current liabilities	10,715	9,960
Total liabilities	305,057	295,162
Commitments and contingencies
Series D perpetual preferred stock - $0.01 par value per share, 65 shares authorized, issued and outstanding at March 31, 2023 and December 31, 2022	67,752	64,701
Stockholders' equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 43,772 and 43,856 shares issued and outstanding at March 31, 2023 and December 31, 2022	438	439
Additional paid-in capital	465,377	468,143
Accumulated deficit	(255,373)	(245,198)
Accumulated other comprehensive loss	(35,978)	(37,120)
Total stockholders’ equity	174,464	186,264
Total liabilities, preferred stock, and stockholders’ equity	$547,273	$546,127

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(10,175)	$(3,302)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,516	11,429
Amortization of debt issuance costs and discount	353	332
Impairments of property, plant and equipment	—	233
Total derivative loss (gain), net of cash settlements	386	(2,543)
Share of net income from joint venture	(281)	1,934
Compensation expense from issuance of share-based awards	381	949
Deferred income taxes	480	(42)
Other	(287)	(826)
Changes in operating assets and liabilities:
Accounts receivable	(5,506)	(17,633)
Inventories	(447)	(5,536)
Accounts payable	2,813	11,416
Income taxes receivable and payable, net	(283)	(631)
Other	1,276	(1,003)
Net cash provided by (used in) operating activities	226	(5,223)
Cash flows from investing activities
Acquisition of property, plant and equipment	(4,997)	(4,262)
Proceeds from sale of property, plant, and equipment	1,035	36
Net cash used in investing activities	(3,962)	(4,226)
Cash flows from financing activities
Proceeds from long-term debt	17,000	8,000
Repayments of long-term debt	(17,832)	(8,729)
Cash paid for debt issuance costs	(55)	—
Repayments of short-term debt, net	2,923	—
Other	(785)	(787)
Net cash provided by (used in) financing activities	1,251	(1,516)
Effect of exchange rate changes on cash flows	222	2,936
Net change in cash and cash equivalents	(2,263)	(8,029)
Cash and cash equivalents at beginning of period	12,808	28,656
Cash and cash equivalents at end of period	$10,545	$20,627

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended March 31,
(in thousands)
NN, Inc. Consolidated	2023	2022
GAAP income (loss) from operations	$(7,075)	$(3,420)
Litigation / settlement costs	—	1,850
Professional fees	264	206
Personnel costs (1)	157	9
Facility costs (2)	2,739	189
Amortization of intangibles	3,563	3,587
Fixed asset impairments	—	233
Non-GAAP adjusted income (loss) from operations (a)	$(352)	$2,654

Non-GAAP adjusted operating margin (3)	(0.3)%	2.1%
GAAP net sales	$127,088	$128,067

	Three Months Ended March 31,
(in thousands)
Power Solutions	2023	2022
GAAP income (loss) from operations	$1,747	$364
Litigation / settlement costs	—	1,850
Facility costs (2)	1,033	189
Amortization of intangibles	2,725	2,749
Non-GAAP adjusted income (loss) from operations (a)	$5,505	$5,152

Non-GAAP adjusted operating margin (3)	11.2%	9.9%
GAAP net sales	$49,072	$52,011

	Three Months Ended March 31,
(in thousands)
Mobile Solutions	2023	2022
GAAP income (loss) from operations	$(3,319)	$1,969
Facility costs (2)	1,706	—
Amortization of intangibles	839	838
Fixed asset impairments	—	233
Non-GAAP adjusted income (loss) from operations (a)	(774)	3,040

Share of net income from joint venture	281	2,092
Non-GAAP adjusted income (loss) from operations with JV	$(493)	$5,132

Non-GAAP adjusted operating margin (3)	(0.6)%	6.7%
GAAP net sales	$78,018	$76,070

	Three Months Ended March 31,
(in thousands)
Elimination	2023	2022
GAAP net sales	$(2)	$(14)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs associated with opening or closing facilities and equipment relocation
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
	Three Months Ended March 31,

(in thousands)	2023	2022
GAAP net income (loss)	$(10,175)	$(3,302)

Provision for income taxes	1,301	1,531
Interest expense	4,288	3,439
Change in fair value of preferred stock derivatives and warrants	(2,008)	(2,543)
Depreciation and amortization	11,516	11,429
Litigation / settlement costs	—	1,850
Professional fees	264	206
Personnel costs	157	9
Facility costs	2,739	189
Non-cash stock compensation	381	949
Non-cash foreign exchange (gain) loss on inter-company loans	(329)	(595)
Fixed asset impairments	—	233
Non-GAAP adjusted EBITDA (b)	$8,134	$13,395

Non-GAAP adjusted EBITDA margin (4)	6.4%	10.5%
GAAP net sales	$127,088	$128,067

(4) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss)
per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended March 31,
(in thousands)	2023	2022
GAAP net income (loss)	$(10,175)	$(3,302)

Pre-tax litigation / settlement costs	—	1,850
Pre-tax professional fees	264	206
Pre-tax personnel costs	157	9
Pre-tax facility costs	2,739	189
Pre-tax foreign exchange (gain) loss on inter-company loans	(329)	(595)
Pre-tax change in fair value of preferred stock derivatives and warrants	(2,008)	(2,543)
Pre-tax amortization of intangibles and deferred financing costs	3,917	3,919
Pre-tax impairments of fixed asset costs	—	233
Tax effect of adjustments reflected above (c)	(259)	(686)
Non-GAAP discrete tax adjustments	—	551
Non-GAAP adjusted net income (loss) (d)	$(5,694)	$(169)

	Three Months Ended March 31,
(per diluted common share)	2023	2022
GAAP net income (loss) per diluted common share	$(0.29)	$(0.13)

Pre-tax litigation / settlement costs	—	0.05
Pre-tax professional fees	0.01	—
Pre-tax facility costs	0.06	—
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.01)	(0.01)
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.04)	(0.06)
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.09
Pre-tax impairments of fixed asset costs	—	0.01
Tax effect of adjustments reflected above (c)	(0.01)	(0.02)
Non-GAAP discrete tax adjustments	—	0.01
Preferred stock cumulative dividends and deemed dividends	0.07	0.06
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.12)	$0.00
Weighted average common shares outstanding	45,309	44,594

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2023	2022
Net cash provided (used) by operating activities	$226	$(5,223)
Acquisition of property, plant, and equipment	(4,997)	(4,262)
Proceeds from sale of property, plant, and equipment	1,035	36
Free cash flow	$(3,736)	$(9,449)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP Adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.